Exhibit 99.1

SmartKem Limited

Consolidated Financial Statements for the years ended December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

SmartKem Limited

Clwyd, United Kingdom

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SmartKem Limited (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO LLP

BDO LLP

We have served as the Company's auditor since 2020.

Manchester, United Kingdom

February 23, 2021

SMARTKEM LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
Assets
Current assets:
Cash	$763,814	$411,936
Accounts receivable	18,385	-
Research and development tax credit receivable	981,568	1,520,837
Prepaid expenses and other current assets	259,046	179,383
Total current assets	2,022,813	2,112,156
Property, plant equipment, net of accumulated depreciation of
$908,238 and $677,488	682,325	743,018
Derivative asset for embedded conversion feature	-	1,406,996
Right-of-use assets, net	236,123	391,651
Other assets	8,408	6,116
Total assets	$2,949,669	$4,659,937

Liabilities and Shareholders’ Equity (Deficit)
Accounts payable and accrued expenses	$860,633	$1,055,545
Current lease liabilities	217,313	139,477
Total current liabilities	1,077,946	1,195,022
Convertible notes payable, net of unamortized debt discount and
issuance costs	-	8,313,121
Non-current lease liabilities	20,475	234,228
Total liabilities	1,098,421	9,742,371

Commitments and Contingencies (Note 9)

Shareholders’ Equity (Deficit):
Preferred shares, par value £0.00001 per share, 0 shares issued, and 0 shares outstanding at December 31, 2020 and
December 31, 2019*	-	-
Common shares, par value £0.00001 per share, 1,207,736,563 and
193,541,219 shares issued, and outstanding, at
December 31, 2020 and December 31, 2019, respectively*	16,169	2,921
Share premium	61,261,035	30,923,220
Accumulated other comprehensive loss	(1,479,841)	(1,195,628)
Accumulated deficit	(57,946,115)	(34,812,947)
Total Shareholders’ equity (deficit)	1,851,248	(5,082,434)
Total Liabilities and Shareholders’ Equity (Deficit)	$2,949,669	$4,659,937

* At December 31, 2020, the Company has the authority to issue up to 1,420,866,545 shares of £0.00001 par value across all classes of shares (December 31, 2019 399,162,318 shares of £0.00001 par value across all classes of shares).

The accompanying notes are an integral part of these Consolidated Financial Statements.

SMARTKEM LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2020	2019
Revenue	$93,880	$5,357
Cost of revenue	54,717	4,057
Gross profit	39,163	1,300

Other Operating Income	1,436,855	759,403

Operating Expenses:
Research and development	4,319,039	5,720,590
Selling, general and administrative	1,707,347	1,869,176
Total operating expenses	6,026,386	7,589,766

Loss from operations	(4,550,368)	(6,829,063)

Non-operating Income (Expense)
Other income	778	1,485
Interest expense	(6,834,772)	(1,042,992)
Interest income	3,400	5,372
Change in fair value of derivative asset	(6,282,381)	(1,068,282)
Loss on conversion of convertible notes payable	(5,469,825)	-
Total non-operating expense	(18,582,800)	(2,104,417)

Loss before income taxes	(23,133,168)	(8,933,480)
Income tax expense	-	-
Net loss	$(23,133,168)	$(8,933,480)

Other comprehensive loss:
Foreign currency translation	(284,213)	(165,837)
Total comprehensive loss	$(23,417,381)	$(9,099,317)

The accompanying notes are an integral part of these Consolidated Financial Statements.

SMARTKEM LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

						Accumulated Other
	Preferred shares		Common shares		Share	Comprehensive	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Premium	Loss	Deficit	Equity (Deficit)
Balance at January 1, 2019	14,889,137	$236	178,652,082	$2,685	$28,314,869	$(1,029,791)	$(25,879,467)	$1,408,532

Share reorganization	(14,889,137)	(236)	14,889,137	236	-	-	-	-

Beneficial conversion feature	-	-	-	-	2,608,351	-	-	2,608,351

Foreign currency translation adjustment	-	-	-	-	-	(165,837)	-	(165,837)

Net loss	-	-	-	-	-	-	(8,933,480)	(8,933,480)

Balance at December 31, 2019	-	$-	193,541,219	$2,921	$30,923,220	$(1,195,628)	$(34,812,947)	$(5,082,434)

Common shares issued	-	-	225,887,692	2,944	4,589,462	-	-	4,592,406

Conversion of notes and interest	-	-	788,307,652	16,218,903	9,539,754	-	-	25,758,657

Foreign currency translation adjustment	-	-	-	-	-	(284,213)	-	(284,213)

Net loss	-	-	-	-	-	-	(23,133,168)	(23,133,168)

Balance at December 31, 2020	-	$-	1,207,736,563	$16,224,768	$45,052,436	$(1,479,841)	$(57,946,115)	$1,,851,248

The accompanying notes are an integral part of these Consolidated Financial Statements.

SMARTKEM LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,133,168)	$(8,933,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	197,105	130,276
Amortization of right of use asset	176,377	258,646
Non-cash interest expense	6,834,772	1,034,169
Change in fair value of embedded conversion feature	6,282,381	1,068,282
Loss on conversion of convertible notes payable	5,469,825	-
Change in operating assets and liabilities:
Accounts receivable, net	(17,270)	-
Research & development tax credit receivable	550,647	(261,919)
Prepaid expenses and other current assets	(69,629)	310,137
Accounts payable and accrued expenses	(213,692)	30,140
Lease liabilities	(157,435)	(165,297)
Other assets	(1,975)	(5,893)
Net cash used in operating activities	(4,082,062)	(6,534,939)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(118,549)	(570,768)
Net cash used by investing activities	(118,549)	(570,768)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for financing leases	-	(21,041)
Proceeds from issuance of convertible notes	-	3,681,289
Proceeds from the issuance of common shares	4,592,406	-
Net cash provided by financing activities	4,592,406	3,660,248

Effect of exchange rate changes on cash	(39,917)	62,986

Net change in cash	391,795	(3,445,459)

Cash, beginning of year	411,936	3,794,409

Cash, end of year	$763,814	$411,936

Supplemental disclosure of cash and non-cash investing and financing activities
Cash paid for interest	$-	$8,823
Recording of debt discount from beneficial conversion feature	$-	$2,608,351
Conversion of debt and accrued interest into common shares	$25,758,657	$-

The accompanying notes are an integral part of these Consolidated Financial Statements.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND LIQUIDITY

Business

SmartKem Limited (“SmartKem” or the “Company”) was formed on July 21, 2008 as a private company limited by shares incorporated in England and Wales. The Company established a wholly owned subsidiary, SmartKem Inc., in September 2018, for the purpose of managing the continued development of the Company’s technology.

SmartKem is a supplier of high-performance organic semiconductor inks for the manufacture of printed thin film transistors. The Company’s primary business is the development of materials and processes used to make organic thin-film transistors (OTFTs) for the manufacture of flexible electronics. The Company’s TRUFLEX semiconductor technology deposits organic ink on a substrate at a temperature as low as 80°C, enabling manufactures to use a range of low-cost flexible plastic substrates using existing industry standard equipment and infrastructure. The Company’s transistor stacks are flexible, bendable, wearable and lightweight and can be used in a number of different applications, including bendable smart-phone displays, curved automotive displays, e-paper displays, wearables, fingerprint sensors and printed biosensors.

The Company’s commercial success depends in part on the ability to obtain and maintain intellectual property protection for the inks, processes and know-how comprising its TRUFLEX technology, to operate without infringing the proprietary rights of others, and to prevent others from infringing on its proprietary rights. The Company has established a portfolio relating to its TRUFLEX technology. The Company’s portfolio currently includes 116 issued patents,19 pending patent applications, 25 future national applications, and more than 30 trade secrets. The patents cover the active semiconductor materials, deposition process and formulations comprising the Company’s TRUFLEX technology.

Liquidity and Going Concern

The accompanying consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has financed its activities principally from the issuance of ordinary and preferred equity securities.

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a global pandemic (the “Pandemic”). The Pandemic has had a widespread and detrimental effect on the global economy and has adversely impacted the Company’s business and results of operations. The Company has experienced travel bans, states of emergency, quarantines, lockdowns, “shelter in place” orders, business restrictions and shutdowns in the countries where it operates. The Company’s containment measures have impacted its day-to-day operations and disrupted its business. Because the severity, magnitude and duration of the Pandemic and its economic consequences are highly uncertain, rapidly changing and difficult to predict, the ultimate impact of the Pandemic on the Company’s business, financial condition and results of operations is currently unknown. The additional costs incurred by the Company related to COVID-19 during the year ended December 31, 2020 were deemed to be immaterial to the financial statements. The Company anticipates there may be additional costs relating to the Pandemic incurred in the upcoming months that will be attributable to fiscal year 2021 and thereafter. These costs are not expected to be material.

The Company has incurred substantial and negative cash flows from operations in every fiscal period since inception. For the year ended December 31, 2020, the Company incurred a net loss of $23.1M and used $4.1M in cash to fund operations during the year ended December 31, 2020 and had an accumulated deficit of $57.9M as of December 31, 2020. The Company’s cash as of December 31, 2020 is $763.8 thousand.

Management believes that the Company does not have sufficient cash to support its operations beyond the first quarter of 2021, and will require significant additional cash resources to continue its planned research and development activities.

The Company will need additional funds for promoting new products and working capital required to support increased sales. There can be no assurance, however, that such financing will be available when needed, if at all, or on favourable terms and conditions. The precise amount and timing of the funding needs cannot be determined accurately at this time, and will depend on a number of factors, including the market demand for the Company’s products, the quality of product development efforts, management of working capital, and the continuation of normal payment terms and conditions for purchase of services. The Company is uncertain whether its cash balances and cash flow from operations will be sufficient to fund its operations for the next twelve months.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In order to address its capital needs, including its planned research and development activities and other expenditure, the Company is actively pursuing additional equity financing in the form of a private placement and a public offering. The Company has been in ongoing discussions with institutional investors and other parties with respect to such possible offerings. Adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms or if the Company fails to consummate the private placement or a public offering, the Company will be forced to delay, reduce or eliminate some or all of its research and development programs and product portfolio expansion, which could adversely affect its operating results or business prospects. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all. After considering the uncertainties, management consider it is appropriate to continue to adopt the going concern basis in preparing the consolidated financial statements.

The consolidated entity presented is referred to herein as “SmartKem”, “we”, “us”, “our”, or the “Company”, as the context requires and unless otherwise noted.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Directors Responsibilities

The Directors are responsible for preparing these consolidated financial statements for the Company and its subsidiary as of December 31, 2020 and 2019 and for the two years then ended, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the Company, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors confirm that suitable accounting policies have been used and applied consistently for the years presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing the consolidated financial statements and that applicable accounting standards have been followed.

Basis of Presentation

These consolidated financial statements do not constitute the Company’s statutory accounts for 2020. Statutory accounts prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” for the year ended December 31, 2019, which were presented in British Pounds Sterling, have been reported on by the Independent Auditors in the United Kingdom. The Independent Auditors’ Report on the Annual Report and Financial Statements for the year ended December 31, 2019 was unqualified and did not contain a statement under s498(2) or s498(3) of the United Kingdom Companies Act 2006. The Independent Auditors’ Report on the Annual Report and Financial Statements for the year ended December 31, 2019 did not draw attention to any matters by way of emphasis. The statutory financial statements of the Company for the year ended December 31, 2020 have not yet been prepared.

Statutory accounts for the year ended December 31, 2019 have been filed with the Registrar of Companies in the United Kingdom.

The Directors have prepared these non-statutory financial statements for the years ended December 31, 2020 and 2019 for inclusion in a Form 8-K to be submitted by SmartKem, Inc.(previously Parasol Investments Corporation) to the United States Securities and Exchange Commission (“SEC”) (See Note 16: Subsequent Events).

Basis for Preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect the operations of the Company. Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Basis of Consolidation

The consolidated financial statements include the accounts of SmartKem Limited and its wholly-owned subsidiary, SmartKem Inc. The Company does not have any nonconsolidated subsidiaries. All intercompany balances and transactions have been eliminated on consolidation, including unrealized gains and losses on transactions between the companies.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Comprehensive loss

Comprehensive loss of all periods presented is comprised primarily of net loss and foreign currency translation adjustments.

Management’s Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates in the Company’s financial statements relates to the valuation of common share, fair value of share options, fair value of embedded conversion features in the convertible notes, and the valuation allowance of deferred tax assets. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the financial statements, actual results may materially vary from these estimates.

Certain Risk and Uncertainties

The Company’s activities are subject to significant risks and uncertainties including the risk of failure to secure additional funding to properly execute the Company’s business plan. The Company is subject to risks that are common to companies in the growth stage, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, reliance on third party manufacturers, protection of proprietary technology, and compliance with regulatory requirements.

The Company has access under a framework agreement to equipment, which is used in the manufacturing of demonstrator products employing the Company’s inks. If the Company lost access to this fabrication facility, it would materially and adversely affect the Company’s ability to manufacture prototypes and demonstration products for potential customers. The loss of this access could significantly impede the Company’s ability to engage in product development and process improvement activities. Alternative providers of similar services exist, but would take effort and time to bring into the Company’s operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less at acquisition to be cash equivalents. As of, and for the years ended, December 31, 2020 and 2019, the Company does not have any cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. These receivables have historically been paid timely. Due to the nature of the accounts receivable balance, the Company believes there is no significant risk of non-collection. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, allowances for doubtful accounts would be required. There was no allowance for doubtful accounts recorded as of December 31, 2020 and 2019, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Periodically, the Company maintains deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality and the Company has not experienced any losses in these deposits.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property, Plant and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation and amortization are provided using the accelerated declining balance method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives. Property, plant and equipment is depreciated at 25 percent of net book value on an annual basis, resulting in an estimated useful life of approximately 15 years.

Impairment of Long-Lived Assets

Management continually evaluates whether events or changes in circumstances might indicate that the remaining estimated useful life of long-lived assets may warrant revision, or that the remaining balance may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows in measuring whether the long-lived asset should be written down to fair value. Measurement of the amount of impairment would be based on generally accepted valuation methodologies, as deemed appropriate. If the carrying amount is greater than the undiscounted cash flows, the carrying amount of the asset is reduced to the asset’s fair value. An impairment loss is recognized immediately as an operating expense in the consolidated statement of operations. Reversal of previously recorded impairment losses are prohibited. As of December 31, 2020 and 2019, Company’s management believed that no revision to the remaining useful lives or impairment of the Company’s long-lived assets was required.

Derivative Asset for Embedded Conversion Features

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company evaluates convertible notes to determine if those contracts or embedded components of those contracts qualify as derivatives to be accounted for separately. In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The result of this accounting treatment is that the fair value of the embedded derivative is recorded as a liability and marked-to-market each balance sheet date, with the change in fair value recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The fair value of the embedded conversion features are estimated using a Monte Carlo simulation model, in which possible outcomes and their values are simulated repeatedly and randomly. Under the Monte Carlo method the Company estimated the fair value of the convertible notes conversion feature at the time of issuance and subsequent remeasurement dates, utilizing the with-and without method, where the value of the derivative feature is the difference in values between a note simulated with the embedded conversion feature and the value of the same note simulated without the embedded conversion feature. Estimating fair values of embedded conversion features requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, provides guidance on the development and disclosure of fair value measurements. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the years ended December 31, 2020 and 2019. The carrying value of the Company’s cash, accounts receivable, other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these financial instruments. The carrying value of derivative asset is displayed at fair value. See Note 8 for additional information regarding fair value measurements.

Convertible Notes

The Company accounts for its convertible notes in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”), which requires the liability and equity components of convertible debt instruments to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate.

Debt discount created by the bifurcation of embedded feature in the convertible notes are reflected as a reduction to the related debt liability. The discount is amortized to interest expense over the term of the debt using the effective-interest method.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on the consolidated balance sheets and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the consolidated balance sheets for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective transition method. In addition, the Company elected the transition package of three practical expedients permitted within the standard, among other practical expedients which allowed the Company to carry forward prior conclusions about lease identification and classification.

Adoption of the new standard resulted in the consolidated balance sheets recognition of additional assets of approximately $111,547 and lease liabilities of approximately $111,547 as of January 1, 2019.

Revenue

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company early adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year using the modified retrospective approach.

The Company applies the provisions of ASC 606, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to the Company’s customers in an amount reflecting the consideration the Company expects to be entitled to. In order to achieve that core principle, the Company applies the following five step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contact and (5) recognize revenue when a performance obligation is satisfied.

The Company’s current contracts with customers do not contain significant estimates or judgments. All of the Company's revenue contains a single performance obligation that is recognized upon fulfilment of the sales order.

The Company derives its revenues primarily from sales of demonstrator units to customers evaluating organic semiconductor technology. The transaction price is stated in each customer agreement and is allocated to a single performance obligation. Revenue is recognized upon shipment of each retractor, at a point in time. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expenses as incurred when the amortization period is less than a year.

Research and Development Expenses

The Company expenses research and development costs as incurred. Research and development costs include salaries, employee benefit costs, direct project costs, supplies and other related costs. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received.

SMARTKEM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Patent and Licensing Costs

Patent and licensing costs are expensed as incurred because their realization is uncertain. These costs are classified as research and development expenses in the accompanying consolidated statement of operations and comprehensive loss.

Other Operating Income

The Company’s other operating income is related to government grant incentives received for qualifying research and development projects, and research and development tax credits related to the United Kingdom’s Research and Development Expenditure Credit scheme, which is a government tax incentive designed to reward innovative companies for investing in research and development. Such incentives are recorded as other income when it is probable the amounts are collectible and can be reasonably estimated.

During the years ended December 31, 2020 and 2019, the Company recorded grant income and research & development tax credits of $1,436,855 and $759,403, respectively, which are displayed as other operating income on the consolidated statements of operations. As of December 31, 2020 and 2019 the Company had receivables related to research & development tax credits for payments not yet received of $981,568 and $1,520,837, respectively.

Ordinary Shares Valuation

Due to the absence of an active market for the Company’s ordinary shares, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its ordinary shares. In determining the exercise prices for options to be issued, the estimated fair value of the Company’s ordinary shares on each grant date was estimated based upon a variety of factors, including:

•	The issuance prices of ordinary shares

•	The rights and preferences of preferred shareholders

•	The progress of the Company’s research and development programs

•	The Company’s stage of development and business strategy.

•	External market conditions affecting the technology industry and trends within the technology industry

•	The Company’s financial position, including cash on hand

•	The Company’s historical and forecasted performance and operating results

•	The lack of active public market for the Company’s ordinary shares

•	The likelihood of achieving a liquidity event, such as a securities offering, initial public offering or a sale of the Company’s shares

Significant changes to the key assumptions underlying the factors used could result in different fair values of ordinary shares at each valuation date.

Ordinary shares are classified in shareholders’ equity and represent issued share capital.

Share-based compensation

All share-based payments, including grants of stock options, are measured based on the fair value of the share-based awards at the grant date and recognized over their respective vesting periods. Outstanding options generally expire 10 years after the grant date. Options are subject to vesting and become exercisable when there is a liquidity event, such as a change in control or sale or admission (listing as a public company or initial public offering (“IPO”)), and the employee, or consultant, must be providing services to the Company at the time of the event. No share based compensation has been recognized as the performance conditions have not yet been met.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair value of stock options at the grant date is determined using the Black-Scholes-Merton pricing model. The Black-Scholes-Merton option pricing model requires inputs such as the fair value of common stock on date of grant, expected term, expected volatility, dividend yield, and risk-free interest rate. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The company records forfeitures when they occur.

Functional Currency and Operations

The Company’s functional currency is the British Pound Sterling (“GBP”), and the consolidated financial statements are presented in United States dollars (“USD”).

The Company’s functional currency is the respective local currency of the primary economic environment in which an entity’s operations are conducted. The functional currency of the Company’s subsidiary is generally the same as their local currency. The Company’s foreign subsidiary has not recorded any transactions and therefore, no foreign translation has occurred. The Company translates the financial statements into the presentation currency using exchanges rates in effect on the balance sheet date for assets and liabilities and average exchanges rates for the period for statement of operations accounts, with the difference recognized in accumulated other comprehensive income (loss). The following exchange rates were used to translate the financial statements of the Company and its foreign subsidiary into USD:

	December 31,
	2020	2019
Great Britain pound Sterling	$1.37	$1.32

	For the Years Ended December 31,
	2020	2019
Great Britain pound Sterling	$1.28	$1.28

The Company recorded foreign currency translation net losses of $284,213 and $165,837 as a component of other comprehensive income during the fiscal years ended December 31, 2020 and 2019, respectively

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Contingent Liabilities

A provision for contingent liabilities is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. The Company is a party to certain litigation and disputes arising in the normal course of business. As of December 31, 2020, the Company does not expect that such matters will have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Offering Costs

Direct and incremental legal and accounting costs associated with the Company’s proposed securities offering are deferred and classified as a component of other assets in the consolidated balance sheet. Such costs will be offset against the proceeds received in the offering. If the proposed initial public offering is no longer probable of occurring, the deferred costs will be expensed at that time. The deferred offering costs incurred during the period ended December 31, 2020 were immaterial and no offering costs were capitalized.

Segment Information

The Company has determined that it operates and reports in one segment, which focuses on the development of materials and processes used to make organic thin-film transistors (OTFTs) for the manufacture of flexible electronic. The Company's operating segment is reported in a manner consistent with the internal reporting provided to the chief operating decision maker ("CODM"). The Company's CODM has been identified as its Chairman and Chief Executive Officer.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments: Credit Losses (Topic 326), which requires measurement and recognition of expected losses for financial assets held. The new standard changes the impairment model for most financial instruments, including trade receivables, from an incurred loss method to a new-forward looking approach, based on expected losses. The estimate of expected credit losses will require organizations to incorporate considerations of historical information, current conditions and reasonable and supportable forecasts. The standards update is effective prospectively for annual and interim periods in fiscal years beginning after December 15, 2019, with early adoption permitted, for U.S. Securities Exchange filer, excluding entities eligible to be smaller reporting companies. The standards update is effective prospectively for annual and interim periods beginning after December 15, 2022. Management is currently evaluating the impact of these changes on the Financial Statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. The following are the changes that will have an immediate disclosure impact for the Company upon adoption of the guidance for fair value measurement: (i) disclosure of the valuation processes for Level 3 fair value measurements is no longer required, (ii) changes in unrealized gains and losses for the reporting period included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period is a new disclosure requirement, and (iii) the range and weighted average (or reasonable and rational method) of significant unobservable inputs used to develop Level 3 fair value measurement is a new disclosure requirement. Other than updating the applicable disclosures, the adoption of this guidance will not have an impact on the Company’s Financial Statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) which is intended to simplify the accounting for income taxes by eliminating certain exceptions and simplifying certain requirements under Topic 740. Updates are related to intraperiod tax allocation, deferred tax liabilities for equity method investments interim period tax calculations, tax laws or rate changes in interim periods, and income taxes related to employee share ownership plans. The guidance for ASU No. 2019-12 becomes effective on January 1, 2021. Management is currently evaluating the impact of these changes on the Financial Statements.

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Prepaid expenses and other current assets consist of the following:

	December 31,
	2020	2019
Prepaid Rent	$65,254	$58,284
Prepaid Utilities	30,271	-
Prepaid Insurance	30,875	32,668
Prepaid Administrative Expenses	34,010	-
VAT receivable	54,206	60,146
Other Receivables	44,430	28,285
Total prepaid expenses and other current assets	$259,046	$179,383

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consist of the following:

	December 31,
	2020	2019
Plant and equipment	$1,316,381	$1,194,892
Furniture and fixtures	247,785	200,008
Computer hardware and software	26,397	25,606
	1,590,563	1,420,506
Less: Accumulated depreciation	(908,238)	(677,488)
Property, plant and equipment, net	$682,325	$743,018

Depreciation expense was $197,105 and $130,276 for the years ended December 31, 2020 and 2019, respectively.

5.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

	December 31,
	2020	2019
Accounts payable	$226,850	$273,298
Accrued expenses – H2020 grant	-	416,480
Accrued expenses – lab refurbishments	132,356	88,036
Accrued expenses – technical fees	44,755	75,160
Accrued expenses – variable rent & utilities	67,165	27,962
Accrued expenses – audit & accounting fees	250,437	27,482
Accrued expenses – other	5,879	20,985
Credit card liabilities	6,308	11,512
Payroll liabilities	126,883	114,630
Total accounts payable and accrued expenses	$860,633	$1,055,545

6.	LEASES:

The Company has operating leases consisting of office space, lab space and equipment with remaining lease terms of 1 to 3 years, subject to certain renewal options as applicable.

There was no sublease rental income for the years ended December 31, 2020 and 2019. The Company is not the lessor in any lease agreement, and no related party transactions for lease arrangements have occurred.

The table below presents certain information related to the lease costs for the Company’s operating and finance leases for the years ended:

	December 31,
	2020	2019
Operating lease cost	$175,181	$144,372
Finance lease cost
Amortization of right-of use assets	-	8,380
Interest on lease liabilities	-	8,707
Short-term lease cost	48,068	40,145
Variable lease cost	401,450	318,713
Total lease cost	$624,699	$520,317

As of December 31, 2020, current operating leases had remaining terms between one and two years, and the Company had operating lease right-of-use assets of $236,123 and operating lease liabilities of $237,788.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Right of use lease assets and lease liabilities for our operating and finance leases were recorded in the consolidated balance sheet as follows:

	December 31,
	2020	2019
Assets
Operating lease right of use assets	$236,123	$391,650
Total lease assets	$236,123	$391,650

Liabilities
Current liabilities:
Operating lease liability – current portion	$217,313	$139,477
Finance lease liability – current portion	-	-
Noncurrent liabilities:
Operating lease liability, net of current portion	20,475	234,228
Finance lease liability, net of current portion	-	-
Total lease cost	$237,788	$373,705

The table below presents certain information related to the cash flows for the Company’s operating and finance leases for the years ended:

	December 31,
	2020	2019
Operating cash flows from operating leases	$157,435	$156,590
Operating cash flows from financing leases	-	8,707
Financing cash flows from finance leases	-	21,041

Supplemental non-cash amounts of operating lease liabilities arising from obtaining right of use assets	-	569,647
Supplemental non-cash amounts of finance lease liabilities arising from obtaining right of use assets	-	21,041

The table below presents certain information related to the weighted average remaining lease term and the weighted average discount rate for the Company’s operating and finance leases as of the year ended:

	December 31,
	2020	2019
Weighted average remaining lease term (in years) – operating leases	1.35	2.27
Weighted average remaining lease term (in years) – finance leases	-	-
Weighted average discount rate – operating leases	6.30%	6.30%
Weighted average discount rate – finance leases	-%	-%

Undiscounted operating lease liabilities as of December 31, 2020, by year and in the aggregate, having non-cancelable lease terms in excess of one year were as follows:

As of
December 31, 2020
2021	$247,805
2022	21,456
2023	-
2024	-
2025	-
Thereafter	-
Total undiscounted lease payments	269,261
Less imputed interest	(31,473)
Total net lease liabilities	$237,788

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	CONVERTIBLE NOTES:

	December 31,
	2020	2019
Convertible notes:
2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes due 2023	$-	$5,456,592
2018 Octopus Investment Limited Notes due 2023	-	2,648,831
2019 Octopus, EF, and Other Notes due 2024	-	3,847,427
Debt discount and debt issuance costs, net	-	(4,672,400)
Total convertible notes	-	7,280,450
Accrued interest	-	1,032,671
Total convertible notes payable and accrued interest	$-	$8,313,121

On January 24, 2020, a Qualified Financing Event (as defined below) occurred when the Company received cumulative investment proceeds in excess of $4,600,000 from the sale and issuance of common shares. The fair value of the Company’s common shares were $0.02039 per share. The 2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes (as defined below), 2018 Octopus Investment Limited Notes (as defined below), and the 2019 Octopus, EF, and Other Notes (as defined below) in the aggregate principal amount of $11,795,998 were converted into 723,157,012 of A Ordinary common shares (at the discounted price of $0.01631 per share), and the related unpaid and accrued interest totaling $1,062,725 were also converted into 65,150,640 of A Ordinary common shares of the Company (at the discounted price of $0.01631 per share). The Company recognized a loss on conversion of $5,469,825 for the year ended December 31, 2020 related to the conversion of notes measured as the difference. As a result of the conversion, the Company also recognized the unamortized debt discount related to the beneficial conversion feature of $6,767,178 as interest expense for the year ended December 31, 2020.

During the years ended December 31, 2020 and 2019, the Company incurred an effective interest rate of 13.5% and 17.8%, respectively, relating to convertible notes. The interest expense recognized based on the debt’s stated interest rate for the years ended December 31, 2020 and 2019 was $42,784 and $812,807, respectively. Additional interest expense related to the amortization of debt issuance cost was $24,810 and $221,362 for the years ended December 31, 2020 and 2019, respectively.

The activity for the Company’s convertible notes is as follows:

	For the Year Ended December 31,
	2020	2019
Balance, beginning of period	$7,280,450	$5,705,949
Issuance of 2019 Octopus, EF, and Other Notes	-	3,681,289
Debt discount - bifurcation of redemption feature	-	(2,608,351)
Amortization of debt discount	24,810	221,362
Extinguishment of debt discount	6,767,178	-
Loss on conversion of note	9,343,697	-
Conversion of notes to equity	(23,629,802)	-
Foreign currency translation	213,667	280,201
Balance, end of period	$-	$7,280,450

Loss on the conversion of notes is included on the consolidated statement of operations and other comprehensive loss as loss on conversion of convertible notes payable. The amount displayed in the statement of operations and other comprehensive loss is inclusive of the loss on notes in the amount of $9,343,697, loss on accrued interest in the amount of $1,046,085 and offset by the gain on the extinguishment of derivative liability in the amount of $4,919,957 (Note 8).

2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes

On April 18, 2018, the Company entered into a convertible note agreement (the “2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes”), with BASF Venture Capital (“BASF”) and Entrepreneurs Fund L.P. (“EF”) with an aggregate principal of $5,861,848. The 2018 BASF/EF Convertible Note was issued in three separate tranches on April 18, 2018, July 20, 2018, and December 28, 2018.

The 2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes and accrued but unpaid interest were convertible into the common share based on (i) fund raising at a price paid per Senior Share equal to the price paid per Senior Share by the investors on a Fund Raising at a discount to the per share price in the Fund Raising, (ii) sale of the company at a price per Senior Share of $0.18496, or (iii) listing of the company on a publicly traded market at a price per Senior Share of $0.18496. The principal amount shall accrue interest at a rate of 8% per annum, from the Issue Date up until the first anniversary of the Issue Date. Interest shall accrue on the principal amount at a rate of 15% per annum from, and including, the first anniversary of the Issue Date up until the notes are (i) converted, cancelled, repaid or redeemed or (ii) the longstop date. Accrued interest was to be calculated on the basis of a 365-day year for the actual number of days elapsed.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The activity for the 2018 BASF Venture Capital and Entrepreneurs Fund L.P. Notes is show below:

	For the Year Ended December 31,
	2020	2019
Balance, beginning of period	$4,129,055	$3,852,404
Amortization of debt discount	11,231	121,234
Extinguishment of debt discount	2,790,477	-
Loss on conversion of note	3,784,445	-
Conversion of notes to equity	(10,787,233)	-
Foreign currency translation	72,025	155,417
Balance, end of period	$-	$4,129,055

2018 Octopus Notes

On July 20, 2018 the Company entered into a convertible note agreement (the “2018 Octopus Investment Limited Notes”) with Octopus Investment Limited (“Octopus”) with an aggregate nominal amount of $2,621,713. The 2018 Octopus Convertible Note was issued in two separate tranches on July 20, 2018 and December 28, 2018.

The 2018 Octopus Notes and accrued but unpaid interest were convertible into the common shares based on (i) fund raising at a price paid per Senior Share equal to the price paid per Senior Share by the investors on a Fund Raising at a discount, (ii) sale of the company at a price per Senior Share of $0.17041, or (iii) listing of the company on a publicly traded market at a price per Senior Share of $0.17041. The principal amount shall accrue interest at a rate of 8% per annum, from the Issue Date up until the first anniversary of the Issue Date. Interest shall accrue on the principal amount at a rate of 12% per annum from, and including, the first anniversary of the Issue Date up until the notes are (i) converted, cancelled, repaid or redeemed or (ii) the longstop date. Accrued interest was to be calculated on the basis of a 365-day year for the actual number of days elapsed.

The activity for the 2018 Octopus Investment Limited Notes is show below:

	For the Year Ended December 31,
	2020	2019
Balance, beginning of period	$1,993,132	$1,853,545
Amortization of debt discount	6,010	64,573
Extinguishment of debt discount	1,380,295	-
Loss on conversion of note	1,821,767	-
Conversion of notes to equity	(5,236,524)	-
Foreign currency translation	35,320	75,014
Balance, end of period	$-	$1,993,132

2019 Octopus, EF, and Other Notes

On June 26, 2019 the Company entered into a convertible note agreement (the “2019 Octopus, EF, and Other Notes”) with Octopus, EF, and various private investors with an aggregate nominal amount of $3,681,289. The 2019 Octopus Convertible Note was issued in two separate tranches on June 26, 2019 and September 23, 2019.

The 2018 Octopus, EF, and Other Notes and accrued but unpaid interest were convertible into the common shares based on (i) fund raising at a price paid per Senior Share equal to the price paid per Senior Share by the investors on a Fund Raising at a discount, (ii) sale of the company at a price per Senior Share of $0.16491, (iii) listing of the company on a publicly traded market at a price per Senior Share of $0.16491, or (ii) any date following the first anniversary of the date the of the Instrument at a price per Senior Share of $0.12622. The principal amount shall accrue interest at a rate of 10% per annum, from the Issue Date up until the notes are (i) converted, cancelled, repaid or redeemed or (ii) the longstop date. Accrued interest was to be calculated on the basis of a 365-day year for the actual number of days elapsed. The issuance of convertible notes with a beneficial redemption feature resulted in a debt discount of $2,608,351.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The activity for the 2019 Octopus, EF, and Other Notes is show below:

	For the Year Ended December 31,
	2020	2019
Balance, beginning of period	$1,158,263	$-
Issuance of 2019 Octopus, EF, and Other Notes	-	3,681,289
Debt discount - bifurcation of redemption feature	-	(2,608,351)
Amortization of debt discount	7,569	35,555
Extinguishment of debt discount	2,596,406	-
Loss on conversion of note	3,737,485	-
Conversion of notes to equity	(7,606,045)	-
Foreign currency translation	106,322	49,770
Balance, end of period	$-	$1,158,263

8.	DERIVATIVE ASSET:

The table below provides a summary of the changes in fair value of the derivative asset measured on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31:

	December 31,
	2020	2019
Balance, beginning of period	$1,406,996	$2,420,998
Change in fair value of derivative asset included in earnings	(6,282,381)	(1,068,282)
Gain on extinguishment of derivative asset upon conversion	4,919,957	-
Foreign currency translation	(44,572)	54,280
Balance, end of period	$-	$1,406,996

The Embedded Conversion Features are separately measured at fair value, with changes in fair value recognized in current operations. The original values of the Embedded Conversion Features were recorded as a derivative asset with the offset as a debt premium to the Convertible Notes which is being amortized over the term of the Convertible Notes. During the year ended December 31, 2020, all outstanding convertible notes were converted into equity. The derivative asset was marked to market on the date of conversion and derecognized at conversion. The gain on extinguishment of derivative asset upon conversion is recorded as an offset within the loss on conversion of convertible notes payable on the consolidated statements of operations and comprehensive loss.

9.	COMMITMENTS AND CONTINGENCIES:

Legal proceedings

In the normal course of business, the Company may become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material effect on the financial statements.

10.	SHAREHOLDERS' EQUITY:

The company had one class of preferred and four share classes of common shares, as outlined below, during the years ended December 31, 2020 and 2019. The common share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity (Deficit). At December 31, 2020, the Company has the authority to issue up to 1,420,866,545 shares of £0.00001 par value across the, A Ordinary, Ordinary and Deferred Shares (December 31, 2019 399,162,318 shares of £0.00001 par value across all the Preferred, A Ordinary, Ordinary, Deferred and Growth shares).

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Preferred Shares

With the Adopted Articles of Association dated January 24, 2020, the Company removed the Preferred Shares from the share structure. The Preferred Shares have a par value of £0.00001 per share. Each share of the Company’s Preferred Shares entitled the holder to one vote on all matters to be voted upon by the Shareholders, but not to exceed 50% of voting rights. As of December 31, 2020 and 2019, the Company had no issued and outstanding preferred shares.

Common Shares

The company had four share classes of common shares, as outlined below, during the years ended December 31, 2020 and 2019. These share classes are displayed in aggregate on the Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity (Deficit).

A Ordinary Shares: The A Ordinary Shares have a par value of £0.00001 per share. Each share of the Company’s A Ordinary Shares entitles the holder to one vote on all matters voted upon by the Shareholders, but not to exceed 49.99% as of December 31, 2020. A Ordinary Shares can be converted to Ordinary Shares upon notification to the Company. On liquidation or other return of capital event, holders of A Ordinary Shares will receive remaining proceeds after distribution is made to Deferred Shares and Ordinary Shares. As of December 31, 2020 and 2019, the Company had 878,743,822 and 84,935,990, issued and outstanding shares, respectively.

Ordinary Shares: The Ordinary Shares have a par value of £0.00001 per share. Each share of the Company’s Ordinary Shares entitles the holder to one vote on all matters voted upon by the Shareholders, but not to exceed 49.99% of voting rights as of December 31, 2020. On liquidation or other return of capital event, holders of Ordinary Shares will receive sum equal to the aggregate Issue Price of all A shares plus £100. As of December 31, 2020 and 2019, the Company had 124,478,745 and 101,335,922, issued and outstanding shares, respectively.

Deferred Shares: The Deferred Shares have a par value of £0.00001 per share. Deferred Shares have no voting rights. Deferred Shares can be purchased or redeemed and cancelled at any time. On liquidation or other return of capital event the holders of Deferred Shares, will first receive a total £1.00 for the entire class of Deferred Shares. As of December 31, 2020 and 2019, the Company had 204,513,996 and 817,392, issued and outstanding shares, respectively.

Growth Shares: With the Adopted Articles of Association dated January 24, 2020, growth shares were removed from the share structure. The Growth Shares have a par value of £0.00001 per share . Growth shares had no voting rights. As of December 31, 2020 and 2019, the Company had 0 and 6,451,915, issued and outstanding, respectively.

Share Reorganization

On June 26, 2019 the Company amended its articles of incorporation for a share reorganization. As a result, 67,115,785 A Ordinary shares with a nominal value of £0.00001 each were re- classified as Ordinary shares. Preferred ordinary shares of 14,889,137, with a nominal value of £0.00001, each were re-classified as Ordinary shares. The share re-classifications were achieved by way of Ordinary and Special resolutions passed by the directors of the Company. The nominal value of the new share capital remained at £0.00001 per share.

On January 24, 2020 the Company amended its articles of incorporate for a share reorganization. As a result, 6,451,915 of Growth Shares with a nominal value of £0.00001 each were re- classified as Ordinary shares. A ordinary shares of 137,310,817, with a nominal value of £0.00001, each were re-classified as Deferred shares. A ordinary shares of 83,076,695, with a nominal value of £0.00001, each were re-classified as Ordinary shares. Ordinary shares of 66,385,787 were reclassified as Deferred shares. In addition, the Growth Shares and Preferred Shares were no longer available for issuance after this share reorganization. The share re-classifications were achieved by way of Ordinary and Special resolutions passed by the directors of the Company. The nominal value of the new share capital remained at £0.00001 per share.

Dividends

In accordance with the adopted articles of association dated January 24, 2020, the profits which the Company may determine to distribute in respect of any financial period (the “Dividend”) will be distributed amongst the holders of the Equity Shares pro rata to their respective shares. The equity shares will be treated pari passu, as if the separate equity shares are constituted as one class of share. The amount of dividends distributed to a shareholder and its relevant connected persons is limited to 50% of the total amount of profits of the Company available for distribution. There have been no dividends declared to date.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	SHARE-BASED COMPENSATION:

The Company has issued Enterprise Management Incentive options (“EMI Options”) and non-tax-advantaged options ( “Unapproved Options”) to eligible employees, officers, non-employee directors and other individual service providers as a means for them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Options were issued to certain employees and service providers under the investment agreement dated July 15, 2014, which provided for the grant of up to 15,534,789 options. On December 14, 2018, the Company entered into a written resolution, which allowed the Company to grant up to 40,617,099 options.

The Company adopted a new Investment Agreement (the “Agreement”) dated January 24, 2020, The Company, by means of the Agreement, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Agreement commenced on the January 24, 2020 and the Agreement is administered by Board of Directors. The maximum aggregate number of shares of common shares which may be issued under all Awards granted to Participants under the Agreement shall be 15%, or 213,129,982 shares as of December 31, 2020, of the Company’s issued capital shares. In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Agreement), unvested share options generally shall terminate and, with regard to vested share options, the exercise period shall be the lesser of the original expiration date or six months from the date continuous service terminates.

The Company has granted these share option awards to employees and consultants. Outstanding options generally expire 10 years after the grant date. Options are subject to vesting and, grantees become fully vested and exercisable when there is a liquidity event, such as a change in control or sale or admission (listing as a public company or initial public offering (“IPO”)), and the employee, or consultant, must be providing services to the Company at the time of the event.

Determining the appropriate fair value of share-based awards requires the input of subjective assumptions, including the fair value of the Company’s common shares, and for share options, the expected life of the option, and expected share price volatility. The Company uses the Black-Scholes option pricing model to value its share option awards. The assumptions used in calculating the fair value of share-based awards represent management’s best estimates and involves inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, the share-based compensation expense could be materially different for future awards. There was no options granted or modified under the Plan during the year ended December 31, 2019. During September 2020 and October 2020, SmartKem EMI Options to purchase 128,988,285 ordinary shares were granted to 30 employees with an exercise price of $0.000013, SmartKem Unapproved Options to purchase 5,310,338 ordinary shares were granted to three employees with an exercise price of $0.000013 per share, SmartKem Unapproved Options to purchase 21,814,157 ordinary shares were granted to two service providers with an exercise price of $0.000013 per share, and SmartKem Unapproved Option to purchase 5,900,375 ordinary shares were granted to one service provider at an exercise price of $0.015 per share under the Unapproved Option Plan. In addition, 2,950,188 of EMI Options were converted to Unapproved Options during 2020. Options granted under the Plan during the year ended December 31, 2020 were valued using the Black-Scholes option-pricing model with the following assumptions:

For the Year Ended December 31, 2020
Expected term (years)	.46 years
Risk-free interest rate	(0.7%) - 0.2%
Expected volatility	58%
Expected dividend yield	0%

In the absence of a public trading market of the common share, on each grant date, the Company develops an estimate of the fair value of the common share underlying the option grants. The Company estimated the fair value of the common shares by referencing arms-length transactions inclusive of the common shares underlying which occurred on or near the valuation date(s). Once the Company’s common share are publicly traded, the Company will no longer have to estimate the fair value of the common share, rather the value will be determined based on quoted market prices. The Company determined the fair value of common share using methodologies, approaches and assumptions consistent with the AICPA Practice Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation and based in part on input from an independent third-party valuation firm.

The Company estimates its expected volatility by using a combination of historical share price volatilities of similar companies within our industry. The risk-free interest rate assumption is based on observed interest rates for the appropriate term of the Company’s options on a grant date. The expected option term assumption is the contractual term, as the service period is implied under the practical expedient, since the Company does not have sufficient exercise history to estimate expected term of its historical option awards.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

There were no vested share options for the years ended December 31, 2020 and 2019. The following is a summary of non-vested share option activity under the share option plans for the years ended December 31, 2020 and 2019:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Weighted- Average Fair Value at Grant Date
Options outstanding at January 1, 2019	20,231,253	$0.01394	7.80	$0.11356
Forfeited	(6,023,568)	(0.01534)
Cancelled	-	-
Granted	-	-
Options outstanding at December 31, 2019	14,207,685	0.01335	7.31	0.09673
Forfeited	(8,040,632)	(0.01417)
Cancelled	(7,707,241)	(0.00736)
Granted	162,013,155	0.00057
Options outstanding at December 31, 2020	160,472,967	$0.000069	9.70	$0.03914

The weighted-average grant-date fair value per share option granted during the year ended December 31, 2020 and 2019 was $0.04 and $0, respectively.

As the performance condition for the recognition of share options is not yet probable, the Company has not recorded share-based compensation expense during the years ended December 31, 2020 and 2019.

As of December 31, 2020 and 2019, there were zero exercisable options outstanding. As of December 31, 2020, there was $6.6 million of total performance-based unrecognized compensation costs related to unvested share options. These costs are expected to be recognized once the performance condition has occurred or becomes probable.

12.	INCOME TAXES:

A reconciliation of the statutory income tax rate to the Company’s effective tax rate consist of the following:

	For the Years Ended December 31,
	2020	2019
Statutory United Kingdom income tax rate	19.0%	19.0%
Permanent items	(1.9)%	(8.1)%
Change in valuation allowance	(9.4)%	(9.8)%
Loss on conversion of note and associated interest	(8.4)%	-%
Other	0.7%	(1.1)%
Effective tax rate	-%	-%

The components of income tax provision/(benefit) are as follows:

December 31,
	2020	2019
United Kingdom:
Current	$-	$-
Deferred	-	-
Total	$-	$-

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The temporary differences that give rise to deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred tax assets/(liabilities):
Net operating loss carryforwards	$3,931,205	$3,037,860
Convertible notes payable discount and embedded derivative	-	(1,467,229)
Property plant and equipment	(128,898)	(125,525)
Other	13,597	8,237
	3,815,904	1,453,343
Valuation allowance	(3,815,904)	(1,453,343)
Deferred tax assets, net of allowance	$-	$-

The Company recorded a full valuation allowance against its net deferred tax assets as of December 31, 2020 and 2019. The Company considered the positive and negative evidence bearing upon its ability to realize the deferred tax assets. In addition to the Company’s history of cumulative losses, the Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets. Accordingly, a full valuation allowance has been provided against its net deferred tax assets. When the Company changes its determination as to the amount of its deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to the provision for income taxes in the period in which such determination is made.

As of December 31, 2020 and 2019, the Company had net operating loss carryforwards of approximately $20,690,556 and $17,869,762, respectively. The net operating loss carryforwards generated in the tax years from 2009 to 2020 with an unlimited carryforward period.

The Company has no uncertain tax positions, or penalties and interest accrued, that if recognized would reduce net operating loss carryforwards or effect tax expense.

The Company files tax returns as prescribed by the tax laws in the United Kingdom in which they operate. In the normal course of business, the Company is subject to examination by the federal jurisdiction based on the statute of limitations. As of December 31, 2020, open years related to the United Kingdom are 2020 and 2019.

The Company has no open tax audits with any taxing authority as of December 31, 2020.

13. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

Selling, general and administrative expenses are comprised of the following items:

	For the Years End December 31,
	2020	2019
Salaries and benefits	$907,334	$851,729
Rent expense	61,574	33,290
Utilities	1,133	9,560
Sales and marketing	96,394	203,771
Legal and professional fees	625,359	685,605
Other selling, general, and administrative expenses	15,553	85,221
Total	$1,707,347	$1,869,176

14.	DEFINED CONTRIBUTION PENSION:

The Company operates a defined contributions pension scheme. The assets of the scheme are held separately from those of the Company in an independently administered fund. The pension cost charge represents contributions payable by the Company to the fund. Contributions for the years ended December 31, 2020 and 2019 were $112,653 and $117,423, respectively. As of December 31, 2020 and 2019 there were no amounts owed to the pension scheme.

SMARTKEM  LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	RELATED PARTY TRANSACTIONS:

In addition to transactions and balances related share-based compensation to officers and directors, the Company incurred expenses of $6,934 and $30,691, for the years ended December 31, 2020 and 2019, respectively, due to reimbursement of expenses for members of the Board of Directors. These expenses are recorded in selling, general & administrative in the consolidated statements of operations. As of December 31, 2020 and 2019, there was $0 and $1,324, respectively, payable to members of the Board of Directors that are recorded in accounts payable and accrued expenses on the consolidated balance sheets.

During the year ended December 31, 2019, the Company obtained research services from a vendor who is also an owner of the Company. These services resulting in expenses of $229,010. The amount charged was charged at arm’s length transaction and deemed to be fair value for the services. There were no amounts payable as of December 31, 2019 for these services. The Company did not obtain any of these services during the year ended December 31, 2020.

16.	SUBSEQUENT EVENTS:

On January 26, 2021, the Company entered into a term loan facility agreement for the amount of $737,898. The funds were available to be drawn on from the effective date of the agreement through January 27, 2021. The Company drew down the full loan amount on January 26, 2021. The Company’s research and development tax credit is to be utilized as collateral. The Lender is to be paid immediately following payment of research and development tax credit from the United Kingdom’s HM Revenue and Customs. The final repayment is due six months from the agreement date, if the loan and any interest has not been repaid in full prior to this date. The loan carries an interest rate of 1.25%.

On February 9, 2021, Parasol Investment Corporation (“Parasol”) filed with the SEC a Schedule 14F-1 Information Statement relating to an anticipated change in the composition of its board of directors that is expected to occur in connection with a proposed share exchange to be completed by and among Parasol, the Company, and the shareholders of the Company, pursuant to which the shareholders of the Company would exchange their shares of the Company for shares of Parasol’s Common Stock (the “Exchange”), with the Company becoming Parasol’s wholly-owned subsidiary, after which Parasol would continue the business of the Company. The Exchange would occur pursuant to a Share Exchange Agreement expected to be entered into by and among Parasol, the Company, and the shareholders of the Company (the “Exchange Agreement”).

Parasol was organized as a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934), as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business, rather than immediate short-term earnings.

Pursuant to the terms of the proposed Exchange Agreement, it is expected that all outstanding shares of the Company will be converted into shares of Parasol Common Stock, such that the holders of the Company equity before the proposed Exchange will own approximately 84% of the outstanding shares of Parasol Common Stock after the Exchange (before giving effect to a potential private placement offering of Common Stock by Parasol that is expected to be consummated simultaneously with or immediately after the proposed Exchange), resulting in a change of control of Parasol. Completion of a private placement financing is expected to be a condition to completion of the Exchange.

The foregoing description of the proposed Exchange Agreement and potential Common Stock private placement and related matters does not purport to be complete and is qualified in its entirety by the terms of the actual Exchange Agreement and of terms and documentation for a private placement, none of which has yet been completed and executed. The proposed Exchange is expected to be subject to satisfaction of a number of other conditions precedent, and there can be no assurance that the Exchange Agreement will be signed or that the Exchange or Common Stock private placement will be consummated or other such conditions satisfied. If and when the Exchange Agreement is signed, it will be further described in, and filed by Parasol with the SEC as an exhibit to, a Current Report on Form 8-K. If and when a Common Stock private placement is consummated, it will be further described in, and material agreements relating thereto will be filed by Parasol with the SEC as exhibits to, a Current Report on Form 8-K.